                                                                    Exhibit 21.1

                           REGISTRANT'S SUBSIDIARIES

Following is a list of the Registrant's subsidiaries and the state of incorporation or other jurisdiction.

                                        State of Incorporation or
     Name of Subsidiary                    Other Jurisdiction
------------------------------------   ------------------------------------

American Banking Company                   State of Georgia
Heritage Community Bank                    State of Georgia
Bank of Thomas County                      State of Georgia
Citizens Security Bank                     State of Georgia
Cairo Banking Company                      State of Georgia
Southland Bank                             State of Alabama
Central Bank & Trust                       State of Georgia
First National Bank of South Georgia       The Comptroller of the Currency
Merchants & Farmers Bank                   State of Georgia


Each subsidiary conducts business under the name listed above.